CERTIFICATE OF DESIGNATION

                                       OF

                     SERIES C 6% CONVERTIBLE PREFERRED STOCK

                                       OF
                        ---------------------------------
                           JD AMERICAN WORKWEAR, INC.
                            (A DELAWARE CORPORATION)
                        ---------------------------------

                    (PURSUANT TO SECTION 151 OF THE GENERAL
                   CORPORATION LAW OF THE STATE OF DELAWARE)

                          * * * * * * * * * * * * * * *

     JD American Workwear, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

     FIRST: The Corporation was incorporated in the State of Delaware on January 19, 1994.

     SECOND: Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, under the provisions of Section 151 of the General Corporation Law of the State of Delaware, the following resolutions were duly adopted by unanimous written consent of the Board of Directors dated October 1, 1999, which resolutions are still in full force and effect and are not in conflict with any provisions of the Certificate of Incorporation or By-Laws of the Corporation:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation by Section 151 of the General Corporation Law of the State of Delaware and in accordance with the provisions of its Certificate of Incorporation, as amended, a class of preferred stock of the Corporation to be known as Series C 6% Convertible Preferred Stock is hereby created and provided for and the Board of Directors hereby fixes, states and expresses the terms, designation, relative rights, preferences and limitations of such class in the particulars required by but not specifically set forth in said Certificate of Incorporation, or any amendment thereto, as follows:

     1. DESIGNATION. The Board of Directors does hereby provide for the issue of a new class of Preferred Stock of the Corporation, to be designated and known as Series C 6% Convertible Preferred Stock ("Series C Preferred Stock").

     2.  NUMBER  OF  SHARES.  The  number of shares  constituting  the  Series C
Preferred  Stock  shall be and the same  hereby  is  fixed  at  twenty  thousand
(20,000).

     3. STATED CAPITAL. The amount to be represented in stated capital at all times and the par value for each share of Series C Preferred Stock shall be $1,000.00.

     4. RANK. The Series C Preferred Stock shall, with respect to rights on redemption and liquidation, rank (i) junior to any other class or series of Preferred Stock previously issued or to be issued per purchase right or designation terms; and (ii) senior and prior to any other equity securities of the Corporation, including all classes of the Common Stock, $.002 par value per share (the "Common Stock" or "Common Shares"), of the Corporation except any class or series of Preferred Shares previously issued or to be issued per purchase right or designation terms.

     5. DIVIDENDS. (a) Each holder of shares of Series C Preferred Stock shall be entitled to receive, out of funds legally available for such purpose, cumulative dividends at the annual rate of 6%. Such dividends shall be payable in arrears in equal annual payments (except for dividends on account of any partial annual period commencing with the date of issuance of such Series C Preferred Stock) on September 30 of each year ("Dividend Payment Date") (and if any Dividend Payment Date is not a business day, such dividend payment shall be made on the next following business day, and such extension of time shall be included in computing such dividend payment) commencing on September 30, 2000, to holders on the record date therefor, in preference to dividends on the Common Stock. Until the effective date of the registration statement to be filed with the Securities and Exchange Commission in connection with the registration of the public resale of the Common Stock issuable to the holders upon conversion of the Series C Preferred Stock (the "Resale Registration Statement"), the dividend shall be payable in shares of Common Stock by issuing additional fully paid and nonassessable shares of Common Stock having a fair market value (determined in accordance with Section 7(e)), as nearly equal as possible to (but not in excess
of) such cash dividends. Dividends shall cease to accrue after the effective date of the Resale Registration Statement. On each Dividend Payment Date, the Board of Directors shall declare and pay, and the Corporation shall issue, in lieu of such cash dividends and in payment thereof, additional fully paid and nonassessable shares of Common Stock having a fair market value as nearly equal as possible to (but not in excess of) such cash dividends. Such dividends shall accrue on a daily basis from the date of issuance of such shares. Each dividend payment on each share of Series C Preferred Stock shall be issued, and may be transferred, only in denominations which are integral multiples of one share of Common Stock.

          (b) Holders of the Series C Preferred Stock shall be entitled to receive the dividends provided for in Section 5(a) hereof in preference to and in priority over any dividends upon any of the Common Stock and any class or series of junior stock. If the full dividends (after taking into account the issuance of additional shares of Common Stock in lieu of cash dividends and in payment thereof) in respect of Dividend Payment Date shall not have been paid on all shares of Series C Preferred Stock at the time outstanding, whether or not earned or declared, dividends in the amount of the deficiency will be fully paid on or declared and set apart for, such shares (i) before any dividend or other distribution, whether in cash or property, will be paid on declared or set apart for any shares of Common Stock or any class or series of junior stock and (ii) before any moneys will be set aside for or applied to any redemption, retirement, purchase or other acquisition (either pursuant to any purchase or sinking fund provisions or otherwise) of any shares of Common Stock or any class or series of junior stock, other than upon exercise of the Corporation's rights under any restricted stock purchase agreement, employment agreement, option agreement or similar contractual arrangement with any employee of the corporation. The term "junior stock" shall mean any class or series of stock junior to Series C Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution, bankruptcy, reorganization or other insolvency proceeding, and upon the winding up of the Corporation. Subject to the limitations in Sections 5(b) and (c), dividends may be paid on the Common Stock or any other junior stock out of any funds legally available for such purpose when and as declared by the Board of Directors.

          (c) No dividend shall be declared, paid or set aside on the Common Stock unless a dividend on the Series C Preferred Stock shall be declared, paid or set aside by the Board of Directors simultaneous with any dividend on the Common Stock, in an amount which is equal to the product of (a) the per share amount if any, of the dividend declared, paid or set aside form the Common Stock, multiplied by (b) the number of shares of Common Stock into which each such share of Series C Preferred Stock and any share representing accrued and unpaid dividends is then convertible. The dividend on the Series C Preferred Stock shall be equivalent in amount and nature (based on the Conversion of such Series C Preferred Stock to Common Stock) and payable on the same terms and conditions as the dividend declared on the Common Stock.

     6. LIQUIDATION PREFERENCES. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, an amount equal to $1,000.00 per share (the "Liquidation Value") and a further amount equal to any dividends accrued and unpaid thereon, as provided in Section 5, to the date that payment is made available to the holders of Series C Preferred Stock, whether earned or declared or not, and no more, before any payment shall be made or any assets distributed to the holders of junior stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, subject to all of the rights of the holders of Series C Preferred Stock as set forth herein and the holders of any other classes and series of Preferred Stock on distribution or otherwise, the holders of Common Shares shall be entitled to receive, ratably, all remaining assets of the Corporation. A merger or consolidation shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this paragraph.

     7. CONVERSION. (a) EXERCISE OF CONVERSION PRIVILEGE. Until the Conversion Date, as defined in Section 7(f), each share of Series C Preferred Stock shall be convertible at the holder's option in whole or in part from time to time into shares of the Corporation's common stock, $.002 par value per share (the "Common Stock"), upon surrender of the certificate representing those shares to be converted, at the office of the Corporation, accompanied by a written notice of conversion in the form annexed hereto in form satisfactory to the Corporation duly executed by the registered holder or its duly authorized attorney, at a conversion price of $1.00 per share (Number of Preferred shares x $1,000 / $1.00), subject to adjustment as hereinafter provided (the "Conversion Price"). If the certificate representing those shares is to be converted in part only, the Corporation will issue a new certificate representing the number of shares not so converted. Any dividends accrued and unpaid on the date of conversion shall be added to the Liquidation Value and credited towards the Conversion Price. No fractional shares or scrip representing fractional shares will be issued upon any conversion, but an adjustment in cash will be made, in respect of any fraction of a share which would otherwise be issuable upon the surrender of the certificate representing those shares to be surrendered for conversion.

          (b) DIVIDENDS; RECLASSIFICATIONS, ETC. In the event that the Corporation shall, at any time prior to the exercise of conversion rights hereunder: (i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of capital stock of the Corporation; or (ii) combine, subdivide or otherwise reclassify its Common Stock into the same or a different number of shares with or without par value, or in shares of any class or classes; or (iii) transfer its property as an entirety or substantially as an entirety to any other Corporation; or (iv) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; then, in each case, the Conversion Price, and the number and kind of shares of Common Stock receivable upon conversion of each share of Series C Preferred Stock, in effect at the time of the record date for such dividend or distribution, or of the effective date of such subdivision, combination or reclassification, shall be proportionally adjusted so that the holder upon the subsequent exercise of conversion rights, shall receive, in addition to or in substitution for the shares of Common Stock to which it would otherwise be entitled upon such exercise, such additional shares of capital stock or scrip of the Corporation, or such reclassified shares of capital stock of the Corporation, or such shares of the securities or property of the Corporation resulting from such transfer, or such assets of the Corporation, which it would have been entitled to receive had it exercised these conversion rights prior to the happening of any of the foregoing events. Such adjustment shall be made successively whenever any of the forgoing events shall occur.

          (c) REGISTRATION OF TRANSFER OR CONVERSION. The Corporation shall maintain books for the transfer and registration of the Series C Preferred Stock. Upon the transfer of any Series C Preferred Stock, the Corporation shall issue and register the certificate representing such Series C Preferred Stock in the names of the new holders. Such certificate shall be signed manually by the Chairman, Chief Executive Officer, President or any Vice President and the
Secretary or Assistant Secretary of the Corporation. The Corporation shall convert, from time to time, any outstanding Series C Preferred Stock upon the books to be maintained by the Corporation for such purpose upon surrender thereof for conversion properly endorsed or accompanied by appropriate instructions for conversion. Subject to the terms of this Certificate of Designation, upon surrender of a certificate representing shares of Series C Preferred Stock, the Corporation shall promptly issue and deliver to or upon the written order of the holder of such Series C Preferred Stock and in such name or names as such holder may designate, a certificate or certificates for the number of full shares of Common Stock due to such holder upon the conversion of such Series C Preferred Stock (the "Conversion Shares"). Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Conversion Shares; PROVIDED, HOWEVER, that if, at the date of surrender the transfer books of the Common Stock shall be closed, the certificates for the Conversion Shares shall be issuable as of the next date on which such books shall be opened and until such date the Corporation shall be under no duty to deliver any certificate for such Conversion Shares; PROVIDED, FURTHER, HOWEVER, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any time for a period longer than 20 days.

          (d) NOTICE TO HOLDER. If, at any time while shares of Series C Preferred Stock are outstanding, the Corporation shall pay any dividend on its Common Stock payable in cash or in Common Stock, shall offer to the holders of its Common Stock for subscription or purchase by them any shares of stock of any class or any other rights, or shall enter into an agreement to merge or consolidate with another corporation, the Corporation shall cause notice thereof

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
to be mailed to the registered holders of shares of Series C Preferred Stock at the addresses appearing on the registration books of the Corporation, at least ten (10) days prior to the record date as of which holders of Common Stock shall participate in such dividend, distribution or subscription or other rights or at least ten (10) days prior to the effective date of the merger or consolidation. Failure to give notice as required by this Section, or any defect therein, shall not affect the legality or validity of any dividend, distribution or subscription or other right.

          (e) ADJUSTMENTS TO CONVERSION PRICE. The Conversion Price in effect at the time of the exercise of conversion rights hereunder as set forth in Section 7(a) shall be subject to adjustment from time to time as follows:

               (i) ISSUANCE OF COMMON STOCK OR CONVERTIBLE SECURITIES. If at any time after the date of issuance hereof the Corporation shall issue and sell any shares of Common Stock, or grant or issue any warrants, rights or options exercisable for the purchase of stock or other securities convertible into or exchangeable for Common Stock (such convertible stock or securities being herein collectively referred to as "Convertible Securities") other than: (i) shares issued in a transaction described in Section 7(e)(ii); or (ii) shares issued, subdivided or combined in transactions described in Section 7(b) (provided that the Conversion Price shall have been previously adjusted pursuant thereto); for a consideration per share which is less than the fair market value (as determined in accordance with Section 7(e)(viii)) of the Common Stock on the date of such issuance or sale then the Conversion Price in effect immediately prior to such issuance or sale (the "Applicable Conversion Price") shall simultaneously with such issuance or sale, be adjusted to equal a price determined by multiplying the Applicable Conversion Price by a fraction, the numerator of which shall be:

          (A) the sum of: (x) the total number of shares of Common Stock outstanding when the Applicable Conversion Price was established, plus
          (y) the number of shares of Common Stock which the aggregate consideration received for the issuance or sale of such additional Common Stock as determined in accordance with Section 7(e)(iii), or Convertible Securities deemed to be an issuance of Common Stock as provided in Section 7(e)(iv), would purchase (including any consideration received by the Corporation upon the issuance of any shares of Common Stock since the date the Applicable Conversion Price was established not previously included in any computation resulting in an adjustment pursuant to this Section 7(e)(i) at the Applicable Conversion Price in effect immediately prior to such issuance or sale; and the denominator of which shall be

          (B) the total number of shares of Common Stock  outstanding (or deemed
          to  be  outstanding  as  provided  in  subsection   7(e)(iv)   hereof)
          immediately after the issuance or sale of such additional shares;

PROVIDED, HOWEVER, that no such adjustment shall be made if the Applicable Conversion Price thus obtained would be greater than the Applicable Conversion Price immediately prior to such adjustment.

               (ii) EXCLUSIONS. Anything in this Section 7(e) to the contrary notwithstanding, no adjustment in the Conversion Price shall be made in connection with:

          (A) the grant, issuance or exercise of any Convertible Securities pursuant to the Corporation's qualified or non-qualified Stock Option Plans or any other bona fide employee benefit plan or incentive arrangement, adopted or approved by the Corporation's Board of Directors, as may be amended from time to time, or under any other bona fide employee benefit plan hereafter adopted by the Corporation's Board of Directors;

          (B) the issuance of any shares of Common Stock pursuant to the grant or exercise of Convertible Securities outstanding as of the date hereof including, without limitation, the conversion of any Series C Preferred Stock issued in the same placement of securities pursuant to which the Series C Preferred Stock was issued by the Corporation, whether or not outstanding on the date hereof;

          (C) the issuance of any shares of Common Stock pursuant to the exercise of warrants to purchase Common Stock issued in connection with the Corporation's initial public offering of equity securities, including any such warrants or options issued to the Underwriter; or

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
          (D) the issuance of any shares of Common Stock upon the conversion or exchange of any notes, debentures or similar classes of debt securities of the Corporation, whether or not by their terms such securities were convertible or exchangeable at issuance.

          (E) the issuance of any shares of any class of stock used for the acquisition at fair market value of assets or stock of operating companies.

               (iii) COMPUTATIONS. For the purpose of Section 7(e)(i), the following provisions shall be applicable:

          (A) In case of the issuance or sale of additional shares of Common Stock for cash, the consideration received by the Corporation therefor shall be deemed to be the amount of cash received by the Corporation for such shares, before deducting therefrom any commissions, compensations or other expenses paid or incurred by the Corporation for any underwriting of, or otherwise in connection with, the issuance or sale of such shares.

          (B) In the case of the issuance of Convertible Securities, the consideration received by the Corporation therefor shall be deemed to be the amount of cash, if any, received by the Corporation for the issuance of such warrants, rights or options, plus the minimum amounts of cash and fair value of other consideration, if any, payable to the Corporation upon the exercise of such warrants, rights or options or payable to the Corporation upon conversion of such Convertible Securities.

          (C) In the case of the issuance of shares of Common Stock or Convertible Securities for a consideration in whole or in part, other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board of Directors of the Corporation (irrespective of the accounting treatment thereof); PROVIDED, HOWEVER, that if such consideration consists of the cancellation of debt issued by the Corporation, the consideration shall be deemed to be the amount the Corporation received upon issuance of such debt (gross proceeds) plus accrued interest and, in the case of original issue discount or zero coupon indebtedness, accreted value to the date of such cancellation, but not including any premium or discount at which the debt may then be trading or which might otherwise be appropriate for such class of debt.

          (D) In case of the issuance of additional shares of Common Stock upon the exchange of any obligations (other than Convertible Securities), the amount of the consideration received by the Corporation for such Common Stock shall be deemed to be the consideration received by the Corporation for such obligations or shares so exchanged, before deducting from such consideration so received by the Corporation any expenses or commissions or compensation incurred or paid by the Corporation for any underwriting of, or otherwise in connection with, the issuance or sale of such obligations or shares, plus any consideration received by the Corporation in connection with such exchange other than a payment in adjustment of interest and dividends. If obligations or shares of the same class or series of a class as the obligations or shares so exchanged have been originally issued for different amounts of consideration, then the amount of consideration received by the Corporation upon the original issuance of each of the obligations or shares so converted or exchanged shall be deemed to be the average amount of the consideration received by the Corporation upon the original issuance of all such obligations or shares. The amount of consideration received by the Corporation upon the original issuance of the obligations or shares so exchanged and the amount of the consideration, if any, other than such obligations or shares, received by the Corporation upon such exchange shall be determined in the same manner as provided in paragraphs (A) and (B) above with respect to the consideration received by the Corporation in case of the issuance of additional shares of Common Stock or Convertible Securities.

          (E) In the case of the issuance of additional shares of Common Stock as a dividend, the aggregate number of shares of Common Stock issued in payment of such dividend shall be deemed to have been issued at the close of business on the record date fixed for the determination of stockholders entitled to such dividend and shall be deemed to have been issued without consideration; PROVIDED, HOWEVER, that if the Corporation, after fixing such record date, shall legally abandon its

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
          plan to so issue Common Stock as a dividend, no adjustment of the Applicable Conversion Price shall be required by reason of the fixing of such record date.

               (iv) DEEMED ISSUANCES OF COMMON STOCK. For purposes of the adjustment provided for in Section 7(e)(i) above, if at any time the Corporation shall issue any Convertible Securities, the Corporation shall be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of shares of Common Stock issuable upon conversion of the total amount of such Convertible Securities.

               (v) READJUSTMENTS. On the expiration, cancellation or redemption of any Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be readjusted to such Conversion Price as would have been obtained (a) had the adjustments made upon the issuance or sale of such expired, canceled or redeemed Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered upon the exercise or conversion of such Convertible Securities (and the total consideration received therefor) and (b) had all subsequent adjustments been made on only the basis of the Conversion Price as readjusted under this Section 7(e)(v) for all transactions (which would have affected such adjusted Conversion Price) made after the issuance or sale of such Convertible Securities.

               (vi) DE MINIMIS ADJUSTMENTS. Anything in this Section 7(e) to the contrary notwithstanding, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 5% in such Conversion Price; PROVIDED, HOWEVER, that any adjustments which by reason of this subsection 7(e)(vi) are not required to be made shall be carried forward and taken into account in making subsequent adjustments. All calculations under
          Section 7(e) shall be made to the nearest cent.

               (vii) NOTICE OF ADJUSTMENT. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall promptly deliver a notice to the registered holders of the shares of Series C Preferred Stock, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

               (viii) FAIR MARKET VALUE. For purposes of Sections 5 and 7(e), the fair market value of the Common Stock on the date of any issuance or sale as contemplated by such Sections (for purposes of this subsection only, the "date of inquiry"), shall be the arithmetical average of the following prices for such of the twenty (20) business days immediately preceding the date of inquiry as shall be available:

          (A) If the Common Stock is listed on a national securities exchange or National Association of Securities Dealer's Automated Quotation System ("NASDAQ") National Market, the last sale price on such day or, if there shall have been no sale on such day, the average of the closing bid and asked prices on such exchange or National Market on such day; or

          (B) If (A) shall not apply but the Common Stock shall be included in the NASDAQ SmallCap Market, the average of the closing bid and asked prices on such day quoted by brokers and dealers making a market in NASDAQ, furnished by any member of the New York Stock Exchange or NASD selected by the Corporation for that purpose; or

          (C) If (A) and (B) shall not apply but the Common Stock shall be quoted on the NASD's OTC Bulletin Board or be quoted by three brokers regularly making a market in such shares in the over-the-counter market, the average of the closing bid and asked prices on such day, furnished by any member of the New York Stock Exchange or NASD selected by the Corporation for that purpose; or

          (D) If none of (A), (B) or (C) shall apply, the fair market value of the Common Stock shall be reasonably determined by the Board of Directors of the Corporation in its sole discretion.

          (f) MANDATORY CONVERSION. On the effective date of the Resale Registration Statement (as defined in Section 5) (the "Mandatory Conversion Date"), the shares of Series C Preferred Stock shall automatically be converted into shares of Common Stock in accordance with the provisions of Section 7. At such time, the Corporation shall send to each holder of record of Series C Preferred Stock shares of Common Stock.

     8. COMMON SHARE EQUIVALENT VOTING RIGHTS.

     In addition to the rights provided by Sections 151 and 212 of the Delaware General Corporation Law and other applicable provisions of law; the Convertible Preferred Shares shall, with respect to all actions including the election of directors, be entitled to that number of votes, voting with the Common Shares as a single class, that a like number of Common Shares into which the Convertible Preferred Shares would be convertible on the record date fixed for the taking of such action (the "Record Date") would be entitled to vote. For purposes of this provision, each Convertible Preferred Share shall be deemed convertible into Common Shares on a share for share basis whose formula is the Number of Preferred Shares x $1,000 / $1.00x 36.8%.

     9. NON-CONTRAVENTION. (a) The Corporation shall not participate in any reorganization, sale or transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed by the Corporation with respect to Convertible Preferred Shares, but shall at all times in good faith use its best efforts, and assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights of the holders of Convertible Preferred Shares.

          (b) In addition to any other rights provided by law, so long as any Series C Preferred Stock is outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of more than fifty percent (50%) of the Series C Convertible Preferred Shares outstanding (excluding treasury shares), voting as a separate class (i) increase the number of authorized shares of Series C Preferred Stock, (ii) amend, alter or repeal any of the preferences or rights of Series C Preferred Stock, (iii) authorize any reclassification of the Series C Preferred Stock, or (iv) create any class or series of shares ranking prior to the Series C Preferred Stock as to dividends or upon liquidation or redemption.

     IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this 17th day of July, 2000.

                                   JD AMERICAN WORKWEAR, INC.



                                   By:
                                      -------------------------------------
                                      David DeBaene, PRESIDENT

CORPORATE SEAL


ATTEST:



Norman DeBaene, Secretary

STATE OF RHODE ISLAND      }
                           } ss.:
KENT COUNTY                }

     On the day of _________, 1999, before me personally came David DeBaene, to me known, who, being by me duly sworn, did depose and say that he resides at 60 Peters Lane, West Warwick, Rhode Island, 02893; that he is the President of JD American Workwear, Inc., the corporation described in and which executed the above certificate; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; and that the seal was affixed to said instrument by direction of the board of directors of the corporation and that he signed his name thereto by like order.

                                         Notary Public

                                CONVERSION NOTICE


TO: JD AMERICAN WORKWEAR, INC.

The undersigned holder of Series C 6% Mandatorily Convertible Preferred Stock hereby irrevocably exercises the option to convert ______________ shares of Series C 6% Mandatorily Convertible Preferred Stock into shares of Common Stock of JD American Workwear, Inc., in accordance with the terms of the Certificate of Designation, and directs that the shares of Common Stock issuable and deliverable upon such conversion, together with a check (if applicable) in payment for any fractional shares as provided in such Certificate of Designation, be issued and delivered to the undersigned unless a different name has been indicated below. If shares of Common Stock are to be issued in the name of a person other than the undersigned holder of such Note, the undersigned will pay all transfer taxes payable with respect thereto.



                    --------------------------------------
                    Name and address of Holder


                    --------------------------------------
                    Signature of Holder


                    Shares of Series A 10% Mandatorily Convertible Preferred Stock converted:___________


     If shares are to be issued otherwise then to the holder:


----------------------------          -----------------------------------
Name of Transferee                    Address and SS# of Transferee

                                      -----------------------------------


                                      -----------------------------------



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